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Unique Fabricating, Inc. Announces Notice of Non-Compliance with NYSE Continued Listing Standards; Receives Listing Extension

Auburn Hills, MI – October 10, 2023 — Unique Fabricating, Inc. (NYSE American: UFAB) (the “Company” or “Unique Fabricating”), announced today that the NYSE Regulation Department of NYSE American LLC (the “NYSE American”) has reviewed the Company’s extension request and granted an extension in accordance with continued listing standards set forth in Sections 134 and 1101 of the NYSE’s Listed Company Manual since it failed to file its Form 10-K for the fiscal year ended December 31, 2022 and Form 10-Qs for the periods ended March 31, 2023 and June 30, 2023 (the “Delayed Filings”) with the Securities and Exchange Commission (“SEC”) in a timely manner.
As previously disclosed, Unique Fabricating fell out of compliance with continued listing standards as a result of these Delayed Filings. The NYSE American originally had granted the Company an extension, through September 30, 2023, to remedy the issue. On September 19, 2023, Unique Fabricating submitted a plan for continued listing, and on October 3, 2023, the NYSE American granted an extension through March 31, 2024 for the Company to cure its filing deficiency.
Pursuant to Section 1007 of the Company Guide, an issuer is required to submit an extension request when it is unable to cure the filing deficiency within the initial six -month period of the maximum 12-month cure period from when it became delinquent. A company’s common stock will continue to be listed and traded on the NYSE during the cure periods, subject to a company’s compliance with other continued listing requirements. The current noncompliance with the NYSE listing standards does not affect the Company’s ongoing business operations or its U.S. Securities and Exchange Commission reporting requirements, nor does it trigger any violation of its material debt or other obligations.
Unique Fabricating has been engaged in reviewing and continues to review strategic alternatives, including a process for the sale of its business to a qualified buyer, in accordance with fixed milestones in agreements with its bank lenders and certain key customers which contemplate completion of the sale process by no later than October 31, 2023.
The Company can provide no assurances that it will be able to regain compliance with the NYSE’s continued listing standards or otherwise maintain the listing of its shares on the NYSE or that it will comply with the milestones for the sale of its business in the agreements with its bank lenders and key customers.
About Unique Fabricating, Inc.
Unique Fabricating, Inc. (NYSE American: UFAB) engineers and manufactures components for customers in the transportation, appliance, medical, and consumer markets. The Company’s solutions are comprised of multi-material foam, rubber, and plastic components and utilized in noise, vibration and harshness (“NVH”) management, acoustical management, water and air sealing, decorative and other functional applications. Unique leverages proprietary manufacturing processes, including die cutting, thermoforming, compression molding, fusion molding, and reaction injection molding to manufacture a wide range of products including air management products, heating ventilating and air conditioning (“HVAC”), seals, engine covers, fender stuffers, air ducts, acoustical insulation, door water shields, gas tank pads, light gaskets, topper pads, mirror gaskets, glove box liners, personal protection equipment, and packaging. The Company is headquartered in Auburn Hills, Michigan. For more information, visit http://www.uniquefab.com.

Safe Harbor Statement
Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company's or the Company's industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by this press release. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, our expectations about net sales, and adjusted diluted earnings per share. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission and in particular the Section entitled “Risk Factors”, as well as any updates to those risk factors included from time to time in our periodic and current reports filed with the Securities and Exchange Commission. All statements contained in this press release are made as of the date of this press release, and Unique Fabricating does not intend to update this information, unless required by law. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.